Exhibit 10.1

[British Columbia
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Tenure Detail

Tenure Number ID
Tenure Type Tenure Sub Type
Title Type Mining Division
Good To Date
Issue Date
Termination Type
Termination Comments
Termination Date
Tag Number
Claim Name
Old Tenure Code
Area in Hectares

521315 View Tenure Mineral (M) Claim (C) Mineral Cell Title Submission (MCX) 2007/jan/18 2005/oct/18 JADE MINE 183.721

Map Numbers:
092J

Owners:
202474 MARYNA BILYNSKA 100.0%

Tenure				Effective
Events:		Submitter	Event	Date
		MADMAN	CEXT Claim Registration (Acquisition)	2005/
	137885	MINING CO	(4051814)	OCT/18
LTD
		MADMAN		2006/
	137885	MINING CO	CIL Payment Instead of Work (4084978)	MAY/26
LTD
		MADMAN	BSLI Transfer of Ownership (Bill of Sale	2006/
	137885	MINING CO	Initiation) (4085618)	MAY/30
LTD
		LLOYD	BSLC Transfer of Ownership (Bill of Sale	2006
	103216	CHRISTOPHER	Completion) (4085620)	MAY/30
BREWER